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                                                                    EXHIBIT 23.2




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Gish Biomedical, Inc. for the registration of 240,240 shares of its common stock and to the incorporation by reference therein of our report dated August 23, 1996, with respect to the consolidated financial statements and schedules of Gish Biomedical, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1996 filed with the Securities and Exchange Commission.



Ernst & Young, LLP


Orange County, California
November 13, 1996